Exhibit 31.2
CERTIFICATION
I, Benjamin M. Fink, certify that:
1. I have reviewed this report on Form 10-K/A of Western Gas Partners, LP; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: May 5, 2011

By:	/s/ Benjamin M. Fink
Benjamin M. Fink
Senior Vice President, Chief Financial Officer and Treasurer (Principal Executive Officer) Western Gas Holdings, LLC (as general partner of Western Gas Partners, LP)